SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
January 18, 2007
AmeriCredit Automobile Receivables Trust 2007-A-X
(Exact name of registrant as specified in its charter)
AFS SenSub Corp.
(Exact name of depositor as specified in its charter)
AmeriCredit Financial Services, Inc.
(Exact name of sponsor as specified in its charter)

Delaware	333-130439-05	20-5989186

(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation)	Number)	Identification No.)

c/o	AmeriCredit Financial Services, Inc.	76102
	Attention: J. Michael May, Esq.	(Zip Code)
	801 Cherry Street, Suite 3900
	Fort Worth, Texas
	(Address of Principal Executive
	Offices)
Registrant’s telephone number including area code — (817) 302-7000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-5.1: OPINION OF DEWEY BALLANTINE LLP
EX-8.1: OPINION OF DEWEY BALLANTINE LLP

Item 8.01 Other Events
          AFS SenSub Corp. (“AFS SenSub”), as depositor, and AmeriCredit Financial Services, Inc. (“AmeriCredit”), as sponsor, have caused a newly formed issuing entity, AmeriCredit Automobile Receivables Trust 2007-A-X (the “Issuing Entity”), to issue $217,000,000 Class A-1 5.3146% Asset Backed Notes, $348,000,000 Class A-2 5.29% Asset Backed Notes, $248,000,000 Class A-3 5.19% Asset Backed Notes and $387,000,000 Class A-4 Floating Rate Asset Backed Notes (collectively, the “Notes”) and an Asset Backed Certificate (the “Certificate”), on January 18, 2007 (the “Closing Date”). The Notes are registered under the Registration Statement filed by AFS SenSub with the Securities and Exchange Commission under the file number 333-130439.
          This Current Report on Form 8-K is being filed in connection with the issuance of the Notes to satisfy an undertaking to file unqualified validity and tax opinions at the time of each takedown from the Registration Statement. Copies of the validity and tax opinions delivered by Dewey Ballantine LLP, counsel to the Registrants, in connection with the issuance of the Notes are attached hereto as Exhibits 5.1 and 8.1, respectively.
Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:
5.1	Opinion of Dewey Ballantine LLP with respect to validity.

8.1	Opinion of Dewey Ballantine LLP with respect to tax matters.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2007-A-X

By:	AmeriCredit Financial Services, Inc., as Servicer

	By:	/s/ J. Michael May

Name: J. Michael May
Title: Executive Vice President, Chief Legal Officer and Secretary
Dated: January 18, 2007

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EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Dewey Ballantine LLP with respect to validity.

8.1	Opinion of Dewey Ballantine LLP with respect to tax matters.

4